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                                                                 Exhibit (h)(28)

                            CALAMOS INVESTMENT TRUST

                 AMENDMENT TO TRANSFER AGENT SERVICING AGREEMENT

     This is an amendment (the "Amendment") to the Transfer Agent Servicing Agreement, dated January 1, 2007, by and between Calamos Investment Trust and U.S. Bancorp Fund Services, LLC (the "Agreement").

     In consideration of the mutual covenants and agreements contained herein, the parties agree to the following amendments to the Agreement:

     1.   Exhibit A of the Agreement is hereby changed as follows:

          The Calamos Fund Complex shall mean:

               Calamos Investment Trust
                    Calamos Growth Fund
                    Calamos Blue Chip Fund
                    Calamos Value Fund
                    Calamos Growth & Income Fund
                    Calamos International Growth Fund
                    Calamos Global Growth & Income Fund
                    Calamos High Yield Fund
                    Calamos Convertible Fund
                    Calamos Market Neutral Income Fund
                    Calamos Multi-Fund Blend
                    Calamos Global Equity Fund
                    Calamos Government Money Market Fund

               Calamos Advisors Trust
                    Calamos Growth and Income Portfolio

     All other terms of the Agreement shall remain in full force and effect. If the terms of the Agreement and this Amendment conflict, the terms of this Amendment shall govern.

     Each party represents that the undersigned has full power and authority to execute this Amendment and bind such party according to the terms herein.

Dated:      , 2007

CALAMOS INVESTMENT TRUST                U.S. BANCORP FUND SERVICES, LLC


By:                                     By:
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Name:                                   Name:
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Title:                                  Title:
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CALAMOS ADVISORS TRUST


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